EXHIBIT 11.0

                       COMPUTATIONS OF EARNINGS PER SHARE

                               Three Months Ended

                                  June 30, 2000

--------------------------------------------------------------------------------

                                                                     Less
                              Total Shares     Unallocated      Shares Used For
                              Outstanding      ESOP Shares      EPS Calculation
                              -----------      -----------      ---------------
     March 31, 2000            1,162,320         66,313             1,096,007
     April 30, 2000            1,162,320         66,313             1,096,007
     May 31, 2000              1,162,320         66,313             1,096,007
     June 30, 2000             1,162,320         66,313             1,096,007


            Weighted average number of shares outstanding for
            the quarter ended June 30, 2000, for earnings
            per share calculation                                   1,096,007
                                                                    ---------

            Stock options outstanding at June 30, 2000:               147,276
                                                                      -------

            Exercise price of stock options:                  $9.42 per share
                                                              ---------------

            Average stock price for three month period:
            ended June 30, 2000                                        $7.890
                                                                       ------


                                                      Three Months Ended
                                                            June 30,
Basic Earnings Per Share                             2000              1999
------------------------                             ----              ----

Income available to common stockholders          $    87,460      $    48,850
                                                 ===========      ===========

Weighted average number of common shares
    outstanding for basic EPS calculation          1,096,007        1,311,317
                                                 ===========      ===========

           Basic Earnings Per Share              $       .08      $       .04
                                                 ===========      ===========

Diluted Earnings Per Share
--------------------------
Income available to common stockholders          $    87,460      $    48,850
                                                 ===========      ===========

Weighted average number of common shares
    outstanding for basic EPS calculation          1,096,007        1,311,317

Weighted average common shares issued
    under stock option plans                         147,276          148,843

Less weighted average shares assumed
    repurchased with proceeds                       (147,276)        (121,795)
                                                 -----------      -----------

Weighted average number of common shares
    outstanding for diluted EPS calculation        1,096,007        1,338,365
                                                 ===========      ===========

           Diluted Earnings Per Share            $       .08      $       .04
                                                 ===========      ===========

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                       COMPUTATIONS OF EARNINGS PER SHARE
                                Nine Months Ended
                                  June 30, 2000

                                                     Less
                                Total Shares     Unallocated     Shares Used For
                                Outstanding      ESOP Shares     EPS Calculation
                                -----------      -----------     ---------------
     September 30, 1999          1,294,420          66,313          1,228,107
     October 31, 1999            1,294,420          66,313          1,228,107
     November 30, 1999           1,294,420          66,313          1,228,107
     December 31, 1999           1,162,320          66,313          1,096,107
     January 31, 2000            1,162,320          66,313          1,096,107
     February 29, 2000           1,162,320          66,313          1,096,107
     March 31, 2000              1,162,320          66,313          1,096,107
     April 30, 2000              1,162,320          66,313          1,096,107
     May 31, 2000                1,162,320          66,313          1,096,107
     June 30, 2000               1,162,320          66,313          1,096,107

            Weighted average number of shares outstanding for
            the quarter ended June 30, 2000, for earnings
            per share calculation                                   1,135,707
                                                                    ---------

            Stock options outstanding at June 30, 2000:               147,276
                                                                      -------

            Exercise price of stock options:                  $9.42 per share
                                                              ---------------

            Average stock price for nine month period:
            ended June 30, 2000                                       $10.588
                                                                      -------


                                                      Nine Months Ended
                                                           June 30,
Basic Earnings Per Share                          2000                1999
------------------------                          ----                ----

Income available to common stockholders        $   234,022        $   256,260
                                               ===========        ===========

Weighted average number of common shares
    outstanding for basic EPS calculation        1,135,707          1,346,919
                                               ===========        ===========

           Basic Earnings Per Share            $       .21        $       .19
                                               ===========        ===========

Diluted Earnings Per Share
--------------------------
Income available to common stockholders        $   234,022        $   256,260
                                               ===========        ===========

Weighted average number of common shares
    outstanding for basic EPS calculation        1,135,707          1,349,919

Weighted average common shares issued
    under stock option plans                       147,276            148,843

Less weighted average shares assumed
    repurchased with proceeds                     (131,029)          (130,343)
                                               -----------        -----------

Weighted average number of common shares
    outstanding for diluted EPS calculation      1,151,954          1,365,419
                                               ===========        ===========

Diluted Earnings Per Share                     $       .20        $       .19
                                               ===========        ===========